                                                                   Exhibit 10.17

                                LICENSE AGREEMENT
                                -----------------

                  LICENSE AGREEMENT (this "Agreement") is made and entered into as of this 28th day of March, 1996, by and between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation (the "Licensor"), and COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation, on behalf of itself and each of the "New CFC Affiliates," as such term is defined in Section 1 hereof (collectively, the "Licensee").

                                    RECITALS
                                    --------

                  WHEREAS, Licensor is the owner of the CFC Technology (as such term is defined in Section 1 hereof); and

                  WHEREAS, Licensor has agreed to grant to Licensee an exclusive, worldwide, perpetual, royalty-free license to make, sell, use, distribute, exploit and develop the CFC Technology.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                     (a) The term "Confidential Know-How" shall mean information relating to the conception, design, development and exploitation, whether for sale, lease, license, joint venture or other use, of certain processes, equipment and technologies relating to environmental purposes, electro-chemical reactions and any other product or development resulting from the Patent Rights, whether now existing or hereafter created, received by one party from the other party in confidence and which are the subject of reasonable efforts to maintain their secrecy by the providing party, except to the extent that the receiving party can demonstrate that the information:

                           (i) is generally available to the public through no
act or failure to act of the receiving party other than acts contemplated by this Agreement;

                           (ii) was previously known to the receiving party on a
non-confidential basis as evidenced by prior written evidence of such knowledge;

                           (iii) is subsequently disclosed to the receiving
party on a non-confidential basis by a third party not having a confidential relationship with the providing party with respect to such information; or

                           (iv) subsequently becomes generally available to the
public through no act or failure to act of the receiving party other than acts contemplated by this Agreement.

                     (b) The term "Patent Rights" shall mean (i) the unexpired term of all patent rights, including patent applications, continuations, continuations in part, divisions, reissue applications and revision applications, in the United States of America or in any other country in the world owned by Licensor at any time during the term of this Agreement, including, without limitation, all registered patents and pending applications set forth on Exhibit A, which are usable or adaptable for the destruction or separation of chlorofluorocarbons or other ozone-depleting substances, and (ii) the unexpired term of all patent rights, including patent applications, continuations, continuations in part, divisions, reissue applications and revision applications, in the United States of America or in any other country in the world hereafter acquired by Licensor, which are usable or adaptable for the destruction or separation of chlorofluorocarbons ("CFCs") or other ozone-depleting substances.

                     (c) The term "New CFC Affiliate(s)" shall mean the individual or collective reference to any direct or indirect Subsidiary of Licensee (other than Licensor), now existing or hereafter formed or created for the purpose of owning, operating or distributing equipment, services or technology derived from the CFC Technology or exploiting or otherwise licensing such CFC Technology.

                     (d) The term "CFC Products" shall mean any and all processes, methods, products, equipment systems or services, whether now existing or hereafter created, which employ, utilize, incorporate or are derived from the CFC Technology or the Patent Rights and are usable for the destruction or separation of CFCs or other ozone-depleting substances.

                     (e) The term "CFC Technology" shall mean all technologies, letters patent, patent applications, trade secrets, formula, inventions, drawings, schematics, plans and other intellectual property, including without limitation, the Patent Rights, Confidential Know-How or other property rights created or obtained by Licensor, whether now existing or hereafter created relating to the conception, design, development and exploitation, whether for sale, lease, license, joint venture or other use, of certain processes, equipment and technologies relating to environmental purposes, electro-chemical reactions and any other product or development resulting from the Patent Rights, whether now existing or hereafter created, in connection with the destruction or separation of CFCs or other ozone-depleting substances.

                     (f) The term "Subsidiary" shall mean any corporation, a majority of the outstanding capital stock of which is owned directly or indirectly by any other corporation, including, without limitation, Licensor or Licensee.

                  2. Grant of License.

                     (a) Licensor hereby grants to Licensee (for itself and all New CFC Affiliates) the exclusive, perpetual, royalty-free right, license and privilege to make, use, sell, lease, distribute, sublicense, exploit and develop the CFC Technology and all CFC Products in the United States and all other territories of the world (the "Territory").

                     (b) Licensor hereby grants to Licensee an exclusive, perpetual, royalty-free license to practice the Confidential Know-How of Licensor and to utilize the Patent Rights throughout the Territory in connection with the making, manufacture, sale, license, lease, use or exploitation of CFC Products and CFC Technology. The license of the Patent Rights and the Confidential Know-How hereunder is solely for the creation, development and exploitation of the CFC Products and CFC Technology, which are limited to the destruction or separation of CFCs or other ozone-depleting substances.

                     (c) Licensee shall have the absolute right to use the CFC Technology, the CFC Products, the Patent Rights and the Confidential Know-How for the purposes herein stated and as often as it chooses, including the sublicensing thereof.

                     (d) Licensor covenants and agrees that, during the term of this Agreement, Licensor will not (i) itself utilize any of the Confidential Know-How, Patent Rights, CFC Technology or CFC Products in any manner relating to the destruction or separation of CFCs or other ozone-depleting substances, or
(ii) grant to any other person or entity the right to make, use or sell the CFC Technology, the CFC Products, the Confidential Know-How, the Patent Rights or other technology, processes or products now or hereafter created by Licensor for any purpose relating to the destruction or separation of CFCs or other ozone-depleting substances.

                  3. Term. This Agreement and the license granted hereunder shall become effective on the date hereof (the "Effective Date"), and shall continue in full force and effect in perpetuity, unless sooner terminated as provided in this Agreement, except that with respect to any Patent Rights, this Agreement shall terminate upon expiration of such Patent Right.

                  4. Royalties. Licensee shall not be required to pay any royalty to Licensor under this Agreement.

                  5. Technical and Sales Data and Materials.

                     (a) Each party shall promptly deliver to the other party at no cost to the other party one (1) copy of all engineering data, blueprints, standards and specifications now or hereafter developed by the delivering party with respect to CFC Technology or the CFC Products.

                     (b) Each party shall promptly deliver to the other party at no cost to the other party three (3) copies of all advertising and promotional materials, instruction manuals and other documents relating to the CFC Technology which the delivering party distributes to its customers or prospective customers.

                     (c) The technical content of any advertising and promotional materials, instruction manuals and other documents relating to CFC Products which Licensee distributes to customers or potential customers shall conform to the technical content of Licensor's documents for the same CFC Products.

                  6. Improvements.

                     (a) Each party shall promptly communicate to the other party in confidence all improvements, developments, know-how, inventions, patents and patent applications relating to or adaptable for any CFC Technology developed by either of the parties hereto, including their officers or employees, during the term of this Agreement, and each party shall be free to utilize the unpatented improvements, developments, know-how, inventions, patents and patent applications of the other party during the term of this Agreement without the payment of additional consideration, provided that no such use shall be in violation of the limitations on use contained in Section 2 hereof. Any and all such unpatented improvements, developments, know-how and inventions shall be included as part of the CFC Technology and Confidential Know-How licensed hereunder without any additional consideration.

                     (b) If Licensor hereafter during the term of this Agreement shall acquire any new or additional Patent Rights with respect to or usable for CFC Technology, Licensor shall notify Licensee thereof, and such new or additional patent rights shall be included as part of the Patent Rights licensed hereunder without additional consideration.

                  7. Intellectual Property Rights; Registrations.

                     (a) The parties hereby acknowledge that, as between Licensor and Licensee, all intellectual property rights in the Confidential Know-How, Patent Rights, CFC Technology and CFC Products shall constitute the sole and exclusive property of Licensor, subject to Licensee's rights under this Agreement. Licensor shall have the right to file, obtain, maintain and enforce patent applications and patent registrations in respect of such intellectual property rights at any time and from time to time in Licensor's sole discretion, and Licensee shall cooperate with Licensor (at Licensor's expense) in all reasonable respects in connection therewith.

                     (b) Anything contained in paragraph 7(a) above to the contrary notwithstanding, Licensee shall be entitled to obtain, maintain and enforce patent registrations and to prosecute patent applications in the United States and in any other country covering the CFC Technology, provided that same shall always be in the name of Licensor and shall be approved by Licensor prior to any filing thereof or other material action being taken thereon.

                     (c) If Licensor, at any time or times during the term of this Agreement (including any extensions hereof), desires to continue, revise or reissue the existing Patent Rights or register one or more additional patents or any trademarks in any way relating to or usable for the CFC Technology, Licensee shall execute any and all documents which Licensor reasonably believes to be necessary or desirable for registration or protection of such patents or trademarks in the name of and at the sole expense of Licensor. If Licensee, at any time or times during the term of this Agreement, requests registration by Licensor of any additional patents or of any trademarks, Licensor shall execute any and all documents which Licensee reasonably believes to be necessary or desirable therefor, and Licensee shall pay the reasonable and necessary costs therefor (including, without limitation, filing fees and reasonable attorneys' fees) by way of appropriate advances. Upon registration of such additional patents or any trademarks, Licensor shall grant to Licensee a license for its use in connection with the development, manufacture, advertisement, promotion, sale, lease and license of the CFC Products, which license (i) shall be coextensive and coterminous with the rights granted hereunder, and (ii) shall require no additional consideration hereunder.

                     (d) Licensee hereby agrees to obtain all necessary or appropriate assignments from its employees, officers, directors and independent contractors, if any, to perfect, preserve, maintain and enforce all of the rights of Licensor, including without limitation, all Patent Rights and other intellectual property rights, in the CFC Technology, and Licensee will use its best efforts to cause its employees, officers, directors and independent contractors to cooperate fully and completely with Licensor to obtain, maintain and enforce patent or other appropriate federal registrations on the CFC Technology and any CFC Products which are subject to this Agreement.

                     (e) Licensee shall notify Licensor promptly in writing of any act or alleged act of unfair competition, infringement or limitation, known to Licensee by any person or entity of or with respect to the CFC Technology, Patent Rights or Confidential Know-How or any process similar to any CFC Product. Licensor, if it so desires, may commence or prosecute any claims or suits, at the cost and expense of Licensor, in its own name or in the name of Licensee, or may join Licensee as a party to any claim or suit involving any such act of unfair competition, infringement or limitation; provided, however, that if Licensor elects not to commence or prosecute a claim or suit involving any such act of unfair competition, infringement or imitation, Licensee may commence or prosecute a suit or claim in connection therewith, at its sole cost and expense, in its own name or in the name of Licensor, or may join Licensor as a party thereto.

                  8. Representations and Warranties of Licensor. Licensor represents and warrants to Licensee as follows:

                     (a) Licensor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

                     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provisions of the certificate of incorporation or by-laws of the Licensor,
(ii) violate, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any material contract to which Licensor is a party, or (iii) violate any applicable federal, state or local laws, statutes, rules or regulations binding upon Licensor with respect to the subject matter of this Agreement.

                     (c) Licensor has the full and unrestricted right, power and authority to enter into and perform the terms, covenants and conditions of this Agreement and to be bound thereby during the entire term of this Agreement. This Agreement constitutes a legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms.

                     (d) No consent, approval or authorization of or filing or registration with any governmental entity is required in connection with the execution, delivery and performance of this Agreement by Licensor.

                     (e) Licensor is the sole and exclusive owner of the CFC Technology, all Confidential Know-How and all Patent Rights thereto, and except for the rights granted to Licensee hereunder, no other person has any right to or interest in the CFC Technology, the Confidential Know-How, the Patent Rights or any work derivative therefrom or any profits therefrom. Licensor has not heretofore assigned, pledged or otherwise encumbered the CFC Technology, the Confidential Know-How or the Patent Rights.

                     (f) Licensor has obtained all necessary or appropriate assignments from Licensor's employees and independent contractors, if any, required to perfect, preserve, maintain and enforce all of the rights in the CFC Technology, Confidential Know-How and Patent Rights licensed hereby.

                     (g) The CFC Technology, Confidential Know-How and Patent Rights were created entirely by or for or on behalf of Licensor, and to the best of Licensor's knowledge, neither the CFC Technology, the Confidential Know-How nor the Patent Rights infringe upon any patent, trademark, copyright or other intellectual property or any common law right, proprietary right or other right of any other person or entity.

                     (h) Neither Licensor nor any of the CFC Technology, Confidential Know-How or Patent Rights is subject to any contract or any other agreement (written or oral) which restricts or limits the ability of Licensor to license the CFC Technology, Confidential Know-How or Patent Rights pursuant to this Agreement.

                     (i) Exhibit A annexed hereto is a true and complete list of all Patent Rights registered and patent applications pending with the United States Patent and Trademark Office and the patent registration office of any other country. All of such registrations and applications are in the name of or have been validly assigned to Licensor.

                  9. Termination; Rights upon Termination.

                     (a) Licensee may terminate this Agreement at any time upon thirty (30) days' prior written notice to Licensor.

                     (b) In the event that Licensee shall cease all activities relating to the use, development or exploitation of any of the Patent Rights, CFC Technology or CFC Products for any period in excess of twelve (12) consecutive months, Licensor may, during the continuance of such non-use, terminate this Agreement upon written notice to Licensee.

                     (c) Upon and after any termination of this Agreement, Licensee shall have the right to continue its use of the intellectual property licensed hereunder solely to the extent required in order to fulfill any commitments outstanding on the date of termination, and each party shall continue to enjoy the benefits of the indemnification provisions pursuant to
Section 10 hereof (which provisions shall survive the termination of this Agreement).

                  10. Indemnification.

                     (a) Licensor hereby indemnifies and agrees to defend and hold harmless Licensee and Licensee's officers, directors, stockholders, agents, employees and representatives from and against any and all claims, demands, losses, costs (including reasonable attorneys' fees), damages, judgments, penalties, expenses, suits and liabilities, contingent or otherwise, matured or unmatured, of any kind or nature whatsoever (collectively, "Losses") directly or indirectly arising out of, resulting from, relating to or in connection with (i) any breach of any representation, warranty, covenant or agreement of Licensor hereunder, or (ii) any actual inaccuracies or misrepresentations in connection with the promotion or selling of any of the CFC Products which are based solely upon inaccurate information supplied to Licensee directly by Licensor. Promptly upon receipt of notice of any such claim, Licensor shall engage counsel reasonably acceptable to Licensee to defend such claim at Licensor's sole cost and expense; provided, however, that in the event that Licensor fails to defend any such claim in a reasonably diligent manner, Licensee, at its option, may engage counsel of its own choosing to defend such claim at Licensor's sole cost and expense, which costs and expenses (including reasonable attorneys' fees) shall be paid promptly by Licensor upon receipt of invoice therefor. No settlement of any claim for indemnifiable damages under this Section 10(a) shall be entered into by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

                  (b) Licensee hereby indemnifies and agrees to defend and hold harmless Licensor, and Licensor's officers, directors, stockholders, agents, employees and representatives from and against any and all Losses directly or indirectly arising out of, resulting from, relating to or in connection with (i) any breach by Licensee or any of its sublicensees, agents or employees of any representation, warranty, covenant or agreement of Licensee hereunder, (ii) any actual or alleged defects in or any injury resulting from any of the CFC Products or any use thereof other than any Losses which result from a latent defect in the CFC Technology, Confidential Know-How or Patent Rights used to produce such CFC Products, or (iii) any actual or alleged inaccuracies or misrepresentations (other than inaccuracies or misrepresentations which are based solely upon inaccurate information supplied to Licensee directly by Licensor in connection with the development, manufacture, sale or promotion of any of the CFC Products by Licensee). Promptly upon receipt of notice of any such claim, Licensee shall engage counsel reasonably acceptable to Licensor to defend such claim at Licensee's sole cost and expense; provided, however, that in the event that Licensee fails to defend any such claim in a reasonably diligent manner, Licensor, at its option, may engage counsel of its own choosing to defend such claim at Licensee's sole cost and expense, which costs and expenses (including reasonable attorneys' fees) shall be paid promptly by Licensee upon receipt of invoice therefor. No settlement of any claim for indemnifiable damages under this Section 10(b) shall be entered into without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed.

                  11. Confidentiality.

                     (a) The parties hereby acknowledge that during the term of this Agreement, each of them may reveal to the other party hereto certain Confidential Know-How which is the property of such providing party. Each party agrees that it shall not, except as authorized by the providing party of such Confidential Know-How, directly or indirectly use or disclose to any person or entity any Confidential Know-How of such providing party; provided, however, that the receiving party may use or disclose such Confidential Know-How
(i) to the other party hereto, (ii) to its own Subsidiaries, officers, directors, stockholders, agents, employees and representatives as may be necessary or desirable to carry out its duties under this Agreement, (iii) in the context of a dispute between or among the parties hereto arising out of or in connection with this Agreement, and (iv) as ordered by a court or other tribunal having jurisdiction.

                     (b) Each party shall take all reasonable precautions, including the establishment of appropriate procedures and disciplines, to safeguard the confidential nature of the Confidential Know-How of the other party.

                     (c) Each party expressly agrees that the other party, in addition to any other rights or remedies which such other party may have, shall be entitled to injunctive and other equitable relief to prevent a breach by such first party of Section 11(a) and that in the event of any such breach the prevailing party shall be entitled to all costs of enforcing this Agreement including, without limitation, reasonable attorneys' fees and disbursements.

                  12. Notices. All notices required or permitted under this Agreement shall be sent in writing to the other party by hand, overnight courier, telecopy or registered or certified mail, postage prepaid, return receipt requested, as follows:

                           If to Licensor, to:

                           Commodore Applied Technologies, Inc.
                           150 East 58th Street
                           Suite 3400
                           New York, New York  10155
                           Attention: President
                           Facsimile No.:  (212) 753-0731

                           If to Licensee, to:

                           Commodore Environmental Services, Inc.
                           150 East 58th Street
                           Suite 3400
                           New York, New York  10155
                           Attention: Chairman
                           Facsimile No.: (212) 753-0731

                           With a copy, whether to Licensor or Licensee, to:


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



                           Greenberg, Traurig, Hoffman,
                             Lipoff, Rosen & Quentel
                           153 East 53rd Street
                           New York, New York  10022
                           Attention: Stephen A. Weiss, Esq.
                           Facsimile No.: (212) 223-7161

                  The foregoing addresses and facsimile numbers shall be deemed valid until the party whose address and telecopy number is listed above notifies the other party in writing of any change thereto.

                  Notice will be deemed to have been given on the date the notice has been delivered by hand or by overnight courier or sent by telecopy, or the date which is five (5) days after deposit in the U.S. mail, in each case to the address or telecopier number of the party being notified.

                  13. Parties' Relationship. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between or among the parties or to make any party the agent or legal representative of the other. No party is granted hereby any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other, or to bind any other party in any manner whatsoever.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict or choice of laws principles.

                  15. Entire Agreement; Modification. This Agreement contains the entire agreement of the parties and there are no representations, warranties, inducements, promises, covenants, agreements or undertakings between the parties other than those set forth above or which may be subsequently entered into and recorded in writing executed by both parties. Any prior written or oral and any contemporaneous oral negotiations, representations, warranties, inducements, promises, covenants, agreements or undertakings concerning the subject matter of this Agreement not expressly set forth herein are of no force or effect. No amendments to this Agreement shall be binding unless such amendments shall be in writing and duly executed by both parties hereto.

                  16. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives and permitted successors and assigns. The terms of this Agreement shall be for the benefit of the parties hereto and their respective successors and permitted assigns only, and shall not inure to the benefit of any other person or entity.

                  17. Waiver of Breach. No waiver by any party hereto of any provision of this Agreement shall operate or be construed as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


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



                  18. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable (in whole or in part) and all appeals therefrom have either been exhausted or the time for any appeals to be taken has expired, then that portion (if any) of such provision which has not been declared invalid or unenforceable and the remainder of the terms, provisions, covenants and restrictions of this Agreement, shall remain enforceable and in full force and effect and shall in no way be affected, impaired or invalidated.

                  19. Construction. This Agreement shall, in all cases, be construed simply, according to its fair meaning, and not strictly for or against either party. Any section and paragraph headings contained in this Agreement are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

                  20. Further Assurances. Each party shall perform such further acts and execute and deliver such further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 COMMODORE APPLIED TECHNOLOGIES, INC.

                                 By: _____________________________
                                      Name:
                                      Title:

                                 COMMODORE ENVIRONMENTAL SERVICES, INC.

                                 By: _____________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                              UNITED STATES PATENTS

                                                                                   Patent                Patent
         Type of Patent                                                            Number                 Date
         --------------                                                            ------                 ----

Processes for decontaminating polluted substrates                                 5,110,364             05-05-92

Membrane divided aqueous-nonaqueous system for                                    4,968,393             11-06-90
electrochemical cells

Processes for decontaminating polluted substrates                                 4,853,040             08-01-89

Methods for eltrochemical reduction of halogenated organic                        4,702,804             10-27-87
compounds

Halogenated aromatic compound removal and destruction                             4,659,443             04-21-87
process

                          FOREIGN PATENTS/APPLICATIONS


                                       11